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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                               -----------------

         Date of Report (Date of earliest event reported): May 28, 1999

                            GENERAL CABLE CORPORATION
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             (Exact name of registrant as specified in its charter)

          Delaware                    1-12983                 06-1398235
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(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation or                                  Identification Number)
       organization)

                                4 Tesseneer Drive
                           Highland Heights, KY 41076
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          (Address of principal executive offices, including zip code)


                                 (606) 572-8000
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              (Registrant's telephone number, including area code)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On May 28, 1999, General Cable Corporation (the "Company") completed the first phase of its acquisition of the worldwide energy cable and cable systems businesses of BICC plc and its subsidiaries with a payment to BICC plc of 211.4 million pounds sterling ($339.3 million). Phase I included the acquisition of substantially all of the assets of BICC Cables Corporation, Pyrotenax USA Inc., and BICC Cables Canada Inc., the acquisition of the assets used in the energy cable and cable systems operations in the United Kingdom of BICC plc, BICC Cables Limited and BICC Components Limited and the acquisition of 100% of the issued and outstanding capital shares of BICC General Cable SA, BICC Ceat Cavi Srl, BICC Cables New Zealand Limited, Trans Power Cables Pte Ltd, and BICC Supertension Cables (1980) Limited. These entities have operations in the United States, Canada, the United Kingdom, Spain, Italy and New Zealand. Phase II of the transaction, which is expected to be completed in the third quarter of 1999, will include the acquisition of BICC's Middle Eastern, Asia/Pacific and African cable businesses for aggregate cash consideration of approximately 50 million pounds sterling ($79.9 million). Both the consideration paid in Phase I and the estimated consideration to be paid in Phase II of the acquisition are subject to adjustment under the terms of the asset purchase agreements entered into among the parties to this transaction.

         The acquisition adds to the Company's existing products low-voltage, medium-voltage and high-voltage power distribution and transmission cable products, and control, signaling, electronic and data communications products and accessories, to serve industrial, utility, OEM, military/government and electrical and communications distributor customers worldwide. The businesses acquired, including those to be acquired upon completion of Phase II, are conducted in 41 manufacturing locations in 16 countries, with representation in an additional 20 countries through regional sales offices.

         Financing of the purchase price for the acquisition was provided by a syndicate of lenders led by The Chase Manhattan Bank under the terms of a credit agreement which provides credit facilities to the Company for borrowings of up to $1.05 billion to use for the acquisition, refinancing of existing debt and general corporate purposes.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The following financial statements, pro forma financial information and exhibits are being filed as part of this report:

         (1) The financial statements required to be filed with respect to the businesses acquired described in Item 2 above are not included in this Report on Form 8-K. Such financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but no later than August 13, 1999.

         (2) The pro forma financial information required to be filed with respect to the

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businesses acquired described in Item 2 above are not included in the Report on
Form 8-K. Such financial information will be filed as an amendment to this Form 8-K as soon as practicable, but no later than August 13, 1999.

         (3) Exhibits

Number            Title
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2.1               Assets Sale and Purchase Agreement, made as of April 6, 1999, among BICC Cables Corporation, Pyrotenax USA Inc., BICC Cables
                  Canada Inc., BICC plc, GK Technologies, Incorporated and
                  General Cable Corporation, together with the Schedules to such Agreement.

2.2 Amendment No. 1 to and Assignment of Assets Sale and Purchase Agreement, dated as of May 27, 1999, by and among BICC Cables Corporation, Pyrotenax USA Inc., BICC Cables Canada Inc., BICC plc, GK Technologies, Incorporated, General Cable Corporation, BICC General Pyrotenax Cables Ltd, BICC General Cable (USA) LLC and BICC General Cable Company.

2.3 Sale and Purchase Agreement, made on April 6, 1999, between BICC plc, GK Technologies, Incorporated and General Cable Corporation, together with the Schedules to such Agreement.

2.4 Letter Agreement amending the Sale and Purchase Agreement, dated May, 1999, among GK Technologies, Incorporated, General Cable Corporation and BICC plc.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      General Cable Corporation



Date: June 11, 1999                   By:   /s/ Christopher F. Virgulak
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                                           Name: Christopher F. Virgulak
                                           Title: Executive Vice President,
                                                  Chief Financial Officer and
                                                  Treasurer



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                                  EXHIBIT INDEX


Number            Title
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2.1               Assets Sale and Purchase Agreement, made as of April 6, 1999, among BICC Cables Corporation, Pyrotenax USA Inc., BICC Cables
                  Canada Inc., BICC plc, GK Technologies, Incorporated and
                  General Cable Corporation, together with the Schedules to such Agreement.

2.2 Amendment No. 1 to and Assignment of Assets Sale and Purchase Agreement, dated as of May 27, 1999, by and among BICC Cables Corporation, Pyrotenax USA Inc., BICC Cables Canada Inc., BICC plc, GK Technologies, Incorporated, General Cable Corporation, BICC General Pyrotenax Cables Ltd, BICC General Cable (USA) LLC and BICC General Cable Company.

2.3 Sale and Purchase Agreement, made on April 6, 1999, between BICC plc, GK Technologies, Incorporated and General Cable Corporation, together with the Schedules to such Agreement.

2.4 Letter Agreement amending the Sale and Purchase Agreement, dated May, 1999, among GK Technologies, Incorporated, General Cable Corporation and BICC plc.


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